Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-283438), Post-Effective Amendment No.1 to Form S-1 on Form S-3 (File No. 333-264887), Form S-8 (File No. 333-262130), Form S-3 (File No. 333-271567), Form S-8 (File No. 333-276792), Form S-8 (File No. 333-286030), and Form S-3 (File No. 333-290079) of our report dated March 6, 2025 except for the effects of the restatement discussed in Note 15 to the consolidated financial statements, as to which the date is November 14, 2025, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, relating to the consolidated financial statements appearing in the Annual Report on Amendment No. 1 to Form 10-K/A of CYNGN Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Marcum llp

San Francisco, California

November 14, 2025